URSUS TELECOM CORPORATION
                        440 Sawgrass Corporate Parkway
                                    Suite 112
                               Sunrise, FL  33325



                                COMPANY STATEMENT


     On January 18, 2001 Ursus Telecom Corporation (the "Company") accepted the resignation of Jeffrey R. Chaskin ("Chaskin") from the Company's Board of Directors.

     The Company believes that Chaskin's current litigation against the Company for breach of employment contract made it impossible for Chaskin to properly fulfill his fiduciary responsibilities to the shareholders of the Company.

     Finally, the Company's acceptance of Chaskin's resignation from the Board of Directors does not, and shall not be construed to, waive any violation by Chaskin of his fiduciary duties to the shareholders of the Company.